Exhibit 10.4

                                                              ISSUER CALL SPREAD

                                                                    May 29, 2003
Cypress Semiconductor Corporation
3901 North First Street
San Jose, CA 95134

Credit Suisse First Boston International
One Cabot Square
London E14 4QJ
England

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Dear Sirs:

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between Party A and Party B through the Agent on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

1. The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions") and in the 2000 ISDA Definitions (the "Swap Definitions" and, together with the Equity Definitions, the "Definitions") (in each case as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and the Swap Definitions, the Equity Definitions will govern, and between the Definitions and this Confirmation, this Confirmation will govern. References herein to a "Transaction" shall be deemed to be references to a "Share Option Transaction" for purposes of the Equity Definitions and an "Swap Transaction" for the purposes of the Swap Definitions.

      This Confirmation shall supplement, form a part of, and be subject to an ISDA 1992 Master Agreement (the "Agreement"), as if, on the Trade Date, the parties hereto had executed that Agreement (without any Schedule thereto) and specified that (1) the Automatic Early Termination provisions contained in Section 6(a) of such Agreement would apply, (2) Second Method and Loss would apply, and (3) US Dollars ("$") were the Termination Currency.

      The Agreement and each Confirmation thereunder will be governed by and construed in accordance with New York law without reference to choice of law doctrine and each party hereby submits to the jurisdiction of the Courts of the State of New York.

      In this Confirmation, "Party A" means Credit Suisse First Boston International, "Party B" means Cypress Semiconductor Corporation, and "Agent" means Credit Suisse First Boston, acting through its New York branch and solely in its capacity as agent for Party A and Party B.

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2.    The terms of the particular Transaction to which this Confirmation relates are as follows:

            Trade Date:             May 29, 2003

            Option Style:           European

            Option Type:            Call

            Seller:                 Party A

            Buyer:                  Party B

            Issuer:                 Cypress Semiconductor Corporation

            Shares: The shares of common stock of the Issuer, par value USD 0.01 per Share (Bloomberg ticker CY, ISIN US2328061096)

            Number of Options:      32,000,000

            Option Entitlement:     One Share per Option

            Multiple Exercise:      Inapplicable

            Strike Price:           $15.00

            Strike Price
            Differential:           The excess of the Settlement Price
                                    over the Strike Price, where the
                                    Settlement Price shall not exceed $24.50 per Share

            Averaging:              Applicable; 20 Exchange Business Days
                                    beginning on July 1, 2004

            Premium:                $49,300,000

            Premium Payment Date:   June 3, 2003

            Exchange:               New York Stock Exchange

            Clearance System:       The Depository Trust Company

            Calculation Agent:      Party A. The definition of "Calculation
                                    Agent" in the Equity Definitions shall be amended by deleting the second sentence thereof and replacing it the with following: "Whenever a Calculation Agent acts or makes a determination, it will do so in good faith and in a reasonable manner." Upon becoming or being made aware of an error, the Calculation Agent shall promptly correct error (but the Calculation Agent shall not be liable for any amounts other than the actual costs of such error).


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                                                              ISSUER CALL SPREAD

      Procedure for Exercise:

            Expiration Time:        The close of trading on the Exchange

            Expiration Date:        July 15, 2004

            Automatic Exercise:     Applicable

      Settlement Terms:

            Cash Settlement:        Applicable, provided, however, that Party
                                    B may elect, by notice in writing to
                                    Party A (given through the Agent) at
                                    least three (3) Exchange Business Days
                                    prior to first Averaging Date, that the
                                    Transaction shall be settled via a "Net
                                    Share Settlement", in which case Party A shall deliver to Party B (through the Agent) a number of Shares having a value equal to the Cash Settlement Amount

            Settlement Currency:    USD

            Failure to Deliver:     Applicable

      Adjustments:

            Method of Adjustment:   Calculation Agent Adjustment

      Extraordinary Events:

            Consequences of Merger Events:

            (a) Share-for-Share:    Alternative Obligation

            (b) Share-for-Other:    Cancellation and Payment
                                    (Calculation Agent Determination)

            (c) Share-for-Combined: Component Adjustment

            Delisting,
            Nationalization
            or Insolvency:          Cancellation and Payment (Calculation
                                    Agent Determination)

3. If the transactions contemplated by the Purchase Agreement among Party B and U.S. Bankcorp Piper Jaffray Inc. and the other Initial Purchasers thereunder, dated as of May 29, 2003 (the "Purchase Agreement") relating to the purchase of Convertible Subordinated Notes due 2008 (the "Notes") of party B shall fail to close as a result of any breach by Party B of its obligations thereunder or as a result of any action, or failure to act, by Party B thereunder, in which case the entirety of this Transaction shall terminate automatically and Party B shall be the sole Affected Party and this Transaction shall be the sole Affected Transaction. If the transactions contemplated by the Purchase Agreement shall fail to close for any reason other than those set


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                                                              ISSUER CALL SPREAD

      forth in the previous sentence, then the entirety of this Transaction shall terminate automatically and no payments shall be required hereunder. For purposes of determining Loss in relation to a termination under the first sentence of this Section 3, it shall be assumed that all conditions to the exercise of these Options have occurred.

4.    Additional Agreements, Representations and Covenants:

      (a) Party B hereby represents and warrants to Party A, on each day from the Trade Date to and including the business day following the date on which Party A is able to initially complete a hedge of its position created by this Transaction, that Party B has publicly disclosed all material information necessary for Party B to be able to purchase or sell Shares in compliance with applicable federal securities laws and that it has publicly disclosed all material information with respect to its condition (financial or otherwise).

      (b) Each of Party A and Party B hereby represents and warrants that (1) it has all necessary corporate power and authority to execute, deliver and perform its obligations in respect of this Transaction; such execution, delivery and performance have been duly authorized by all necessary corporate action on its part; and this Confirmation has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Confirmation; and
            (2) neither the execution and delivery of this Confirmation nor the incurrence or performance of obligations of it hereunder will conflict with or result in a breach of, or require any consent under, the certificate of incorporation or by-laws (or any equivalent documents) of it, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which it or any of its affiliates is a party or by which it or any of its affiliates is bound or to which it or any of its affiliates is subject, or constitute a default under, or result in the creation of any lien under, any such agreement or instrument. (c) The parties hereby agree that all documentation with respect to this Transaction is intended to qualify this Transaction as an equity instrument for purposes of EITF 00-19.

      (d) Party A hereby agrees that from the Trade Date through the termination of the Averaging Period, it will:

            (1) use its reasonable efforts to not become an "affiliate" of Party B as such term is defined in Regulation 144(a)(1) under the Securities Act;

            (2) not vote any Shares, as to which it has the right to exercise a vote; and

            (3) not permit any director, officer, employee, agent or affiliate to serve as a member of the board of directors of Party B.

      (e) If Party B would be obligated to receive cash from Party A pursuant to the terms of this Agreement for any reason without having had the right (other than pursuant to this paragraph (d)) to elect to receive Shares in satisfaction of such payment obligation, then Party B may elect that Party A deliver to Party B a number of Shares having a cash value equal to the amount of such payment obligation (such number of Shares to be delivered to be determined by the Calculation Agent acting in a commercially reasonable manner to determine the number of Shares that could be purchased over a reasonable period of time


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                                                              ISSUER CALL SPREAD

            with the cash equivalent of such payment obligation). Settlement relating to any delivery of Shares pursuant to this paragraph (d) shall occur within a reasonable period of time.

5.    Matters relating to the Agent:

      (a) Credit Suisse First Boston, New York branch, in its capacity as Agent will be responsible for (i) effecting this Transaction,
            (ii) issuing all required confirmations and statements to Party A and Party B, (iii) maintaining books and records relating to this Transaction in accordance with its standard practices and procedures and in accordance with applicable law and (iv) unless otherwise requested by Party B, receiving, delivering, and safeguarding Party B's funds and any securities in connection with this Transaction, in accordance with its standard practices and procedures and in accordance with applicable law.

      (b) Agent is acting in connection with this Transaction solely in its capacity as Agent for Party A and Party B pursuant to instructions from Party A and Party B. Agent shall have no responsibility or personal liability to Party A or Party B arising from any failure by Party A or Party B to pay or perform any obligations hereunder, or to monitor or enforce compliance by Party A or Party B with any obligation hereunder, including, without limitation, any obligations to maintain collateral. Each of Party A and Party B agrees to proceed solely against the other to collect or recover any securities or monies owing to it in connection with or as a result of this Transaction. Agent shall otherwise have no liability in respect of this Transaction, except for its gross negligence or willful misconduct in performing its duties as Agent.

      (c) Any and all notices, demands, or communications of any kind relating to this Transaction between Party A and Party B shall be transmitted exclusively through Agent at the following address:

                 Credit Suisse First Boston, New York branch
                            Eleven Madison Avenue
                           New York, NY 10010-3629

                         For payments and deliveries:
                        Facsimile No.: (212) 325 8175
                Telephone No.: (212) 325 8678 / (212) 325 3213

                        For all other communications:
                        Facsimile No.: (212) 325 8173
               Telephone No.: (212) 325 8676 / (212) 538 5306 /
                       (212) 538 1193 / (212) 538 6886

      (d) The date and time of the Transaction evidenced hereby will be furnished by the Agent to Party A and Party B upon written request.

      (e) The Agent will furnish to Party B upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with the Transaction evidenced hereby.

      (f) Party A and Party B each represents and agrees (i) that this Transaction is not unsuitable for it in the light of such party's financial situation, investment objectives and needs and


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            (ii) that it is entering into this Transaction in reliance upon such tax, accounting, regulatory, legal and financial advice as it deems necessary and not upon any view expressed by the other or the Agent.

6.    Transfer:

      (a) Notwithstanding Section 7 of the Agreement, Party B may transfer its rights and obligations under this Transaction at any time in its sole discretion (subject to any applicable federal or state laws, regulations or other requirements).

      (b) Notwithstanding Section 7 of the Agreement, Party A may transfer its rights and obligations under this Transaction with the consent of Party B (such consent not to be unreasonably withheld).

      (c) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. IN CONNECTION WITH ANY SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION, PARTY B MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO PARTY B THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

7.    Account Details:

            Payments to Agent:      The Bank of New York
                                    Swift: IRVTUS3N
                                    A/C:  Credit Suisse First Boston
                                    A/C#: 8900374179

            Payments to Party A:    To be advised

            Payments to Party B:    To be advised

            Deliveries to Party B:  To be advised

Credit Suisse First Boston International is regulated by The Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to Party B (through the Agent) on request.


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                                                              ISSUER CALL SPREAD

Please confirm that the foregoing correctly sets forth the terms of your agreement by signing and returning this Confirmation.

                              Yours faithfully,

                              CREDIT SUISSE FIRST BOSTON, acting through its New York branch and solely in its capacity as Agent

                              By: /s/ Thomas Decker
                                  ------------------------------------
                              Name: Thomas Decker
                              Title: Vice President

                              By: /s/Augustine Vargetto
                                  ------------------------------------
                              Name: Augustine Vargetto
                              Title: Director Operations

Confirmed as of the date first written above:
CYPRESS SEMICONDUCTOR CORPORATION (Party B)

By:    /s/ Emmanuel Hernandez
       --------------------------------------
Name:  Emmanuel Hernandez
Title: Executive Vice President, Finance and Administration
       and Chief Financial Officer

CREDIT SUISSE FIRST BOSTON INTERNATIONAL (Party A)

By:    /s/ Edmond Curtin
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Name:  Edmond Curtin
Title: Managing Director - Legal and Compliance Department

By:    /s/ Nick Hornsey
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Name:  Nick Hornsey
Title: Attorney-in-Fact


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